UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

MARCH 11, 2011

Date of Report (Date of earliest event reported)

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-11512	04-2857552
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

27 Drydock Avenue

Boston, Massachusetts 02210-2377

(Address of Principal Executive Offices) (Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  On March 11, 2011, the Board of Directors of Satcon Technology Corporation (the “Company”) adopted Amended and Restated Bylaws (the “Amended Bylaws”), effective upon adoption, to supersede and replace the Company’s existing bylaws.  The Amended Bylaws include the following major changes:

•                  Changes to Article II (Meeting of Stockholders):  Article II has been amended to (i) provide that any adjourned session of a meeting of stockholders shall be held at the time and place specified in the vote of adjournment; (ii) permit the Board of Directors to establish a process for the holding of meetings by means of remote communication; (iii) clarify the process for providing notice of stockholder meetings and provide that such notice may be given in electronic format as permitted by applicable law and the Company’s organizational documents, (iv) establish a process for the appointment of inspectors at a meeting of stockholders; (v) amend the notice provisions to provide that only matters properly brought before an annual or special meeting of stockholders shall be conducted or considered at such meeting, and (vi) remove the ability of stockholders owning at least ten percent of the outstanding shares of the Company’s capital stock to call a special meeting.

•                  Changes to Article III (Directors):  Article III has been amended to (i) provide for the process by which the Board can fill vacancies on the Board, (ii) clarify that any director who resigns or is removed from the Board will not receive any compensation other than as may be provided in a written agreement with the Company, and (iii) revise the process by which notice for Board meetings may be given and the use of electronic communications.

•                  Changes to Article V (Notices):  Article IV has been amended to revise and add provisions addressing advance notice of stockholder business proposals and election of directors to be considered at an annual meeting any election of directors to be considered at a special meeting of stockholders, including the timing of such notices and the information required as part of such notices.

•                  Changes to Article VII (Indemnification): Article VII has been amended and restated in its entirety to (i) provide for indemnification of the Company’s officers and directors to the fullest extent of Delaware law, (ii) set forth the processes by which the Company authorizes such indemnification and directors or officers may seek indemnification and receive advance payment of expenses in connection with claims of indemnification, and (iii) clarify that the indemnification of a director or officer under the Amended Bylaws is not exclusive of any other rights to indemnification.

•                  Changes to Article IX (Stock Certificates): Article IX has been amended to clarify the procedures for fixing the record date for stockholder notice, voting and dividends.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by this reference.  In addition, a copy of the Amended Bylaws, marked to show changes to the former bylaws, is filed herewith as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of the Company.

3.2	Amended and Restated Bylaws of the Company (marked to show changes from the bylaws as in effect prior to March 11, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date:	March 16, 2011	By:	/s/ Donald R. Peck
Donald R. Peck
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of the Company.

3.2	Amended and Restated Bylaws of the Company (marked to show changes from the bylaws as in effect prior to March 11, 2011).